SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2011

Kips Bay Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-35080	20-8947689
(Commission File Number)	(IRS Employer Identification No.)

3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
(Address of principal executive offices and Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On April 11, 2011, Michael P. Winegar, Vice President of Regulatory Affairs, Chief Operating Officer, and Director of Kips Bay Medical, Inc. (the “Company”), notified the Company of his intention to retire from his position as an executive officer and employee of the Company.  Mr. Winegar will remain with the Company in his current position for a mutually agreeable period of time in order to participate in the transition and training of the Company’s new Vice President of Regulatory and Clinical Affairs. Mr. Villafaña will assume responsibility for oversight of the operations of the Company upon Mr. Winegar’s departure.  Mr. Winegar will not be nominated for reelection as a Director at the Company’s 2011 Annual Meeting of Stockholders, but will remain as a Director of the Company until such meeting.

Item 8.01 Other Events

The Company also announced that Mr. Michael Reinhardt has agreed to join the Company as its Vice President of Sales & Marketing.  Mr. Reinhardt’s employment is expected to begin on May 2, 2011.

Prior to joining the Company, Mr. Reinhardt, age 52, served as Vice President of Global Marketing of ATS Medical, Inc., a provider of life-saving cardiac surgery products and services, from 2009 to 2010. From 2007 to 2009, Mr. Reinhardt served as an independent consultant providing strategic and operational planning and execution services to the medical device industry and from 2005 to 2006 was the Vice President of Global Marketing for the Cardiac Surgery Division of St Jude Medical, Inc.  Mr. Reinhardt holds an M.B.A in general business from Baruch College, New York, NY and a Bachelors of Business Administration in Marketing from Ohio University, Athens, OH.

The Company also announced that Mr. Randall K. LaBounty has agreed to join the Company as its Vice President of Regulatory and Clinical Affairs.  Mr. LaBounty’s employment is expected to begin on May 16, 2011.

Prior to joining the Company, Mr. LaBounty, age 48, served as Vice President of Clinical Research of Osprey Medical, Inc., a company focused on preventing contrast-induced chronic kidney disease in patients, from 2010 to 2011. From 2005 to 2010, Mr. LaBounty served as the Vice President of Clinical and Regulatory Affairs for Lumen Biomedical, Inc. Mr. LaBounty holds a Masters of Science in Biostatistics and a Bachelor of Science in Genetics and Cell Biology from the University of Minnesota.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011

KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer